Exhibit 99.1

Navistar International Corporation 2701 Navistar Dr. Lisle, IL 60532 USA	P : 331-332-5000 W : navistar.com

Media Contact:	Karen Denning, 331-332-3535
Investor Contact:	Heather Kos, 331-332-2406
Web site:	www.Navistar.com/newsroom

NAVISTAR ANNOUNCES MANAGEMENT REORGANIZATION, REPORTS SECOND

QUARTER RESULTS

•	Management reorganization to drive improved execution around integration strategy

•	Second quarter loss driven by higher warranty, engine certification speculation

•	Company projects significant profit improvement in second half 2012

LISLE, Ill. (June 7, 2012) – Navistar International Corporation (NYSE: NAV) today announced a management realignment designed to give further momentum to its strategy of great products, competitive cost and profitable growth. The company also released second quarter results and acknowledged that discussions with the U.S. Environmental Protection Agency (EPA) for its EGR-only 0.2 NOx emissions engine certification are ongoing.

Navistar reported a loss of $172 million, or $2.50 per diluted share, for the second quarter ended April 30, 2012. After pre-tax adjustments to exclude net impact of pre-existing warranty charges of $104 million related to 2010 emission standard engines, asset impairment charges of $38 million, engineering integration costs of $29 million, a charge of $10 million for non-conformance penalties, and the release of an $181 million income tax valuation allowance related to Canadian deferred tax assets, Navistar’s loss for the second quarter 2012 was $137 million, or a loss of $1.99 per diluted share.

“Certainly, our first half performance was unacceptable. It included a warranty reserve to repair early 2010 and 2011 vehicles,” said Daniel C. Ustian, Navistar chairman, president and chief executive officer. “We were also affected by speculation surrounding our engine certification for our Class 8 engine, which is why we are working tirelessly with the U.S. EPA to get resolution.”

Based on its second quarter 2012 results, the company updated its guidance for adjusted manufacturing segment profit for fiscal year ending October 31, 2012, to be between $600 million and $750 million. This equates to adjusted net income attributable to Navistar International Corporation to be between breakeven and $140 million, or $0 to $2.00 adjusted diluted earnings per share. This expectation also includes the absorption of approximately $90 million in higher post retirement health care costs.

“Going forward, we’ve identified a path for delivering strong profits in the second half of 2012,” Ustian said. “Historically, the second half is stronger across our businesses, and we expect to build on this with improved market share in North America, stronger global performance and further cost reductions across all operations.

Additionally, we’re making management and operational structure changes to align our organization in a more effective manner to drive these results.”

Troy Clarke, currently president of Navistar Asia Pacific, will assume responsibility for all Navistar’s operations in the newly-created role of President, Truck and Engine, under which the Truck, Engine, Parts, Product Development and Purchasing organizations will have the opportunity to integrate and deliver the highest quality products and services. Jack Allen will become president of North America Truck and Parts, an expansion of his current role, and Engine Group President Eric Tech will expand his role to become president of Global Truck and Engine, responsible for all of our business operations outside of North America. The changes will take effect July 1, following Board approval.

“I am confident that our new management structure will lead to greater planning and execution around our integration strategy, further enabling us to deliver enterprise-wide profitability, leverage assets more effectively, streamline decision making and bring renewed energy to our team,” Ustian said.

FINANCIALS

	Second Quarter		Six Months
(in millions, except per share data)	2012	2011	2012	2011
Sales and revenues, net	$3,298	$3,355	$6,350	$6,098
Segment Results:
Truck	$(89)	$92	$(130)	$124
Engine	(108)	2	(228)	(6)
Parts	41	74	91	130

Manufacturing segment profit (loss)(A)	$(156)	$168	$(267)	$248

Income (loss) before income taxes	$(295)	$93	$(516)	$99
Net income (loss) attributable to Navistar International Corporation	(172)	74	(325)	68
Diluted earnings (loss) per share attributable to Navistar International Corporation	(2.50)	0.93	(4.69)	0.87
Adjusted net income (loss) attributable to Navistar International Corporation(A)	(137)	102	(201)	123
Adjusted diluted earnings (loss) per share attributable to Navistar International Corporation(A)	(1.99)	1.30	(2.90)	1.59

(A)	Non-GAAP measure, see SEC Regulation G Non-GAAP Reconciliation for additional information.

Consolidated net sales and revenues of $3.3 billion declined slightly in the second quarter of 2012, versus the year-ago second quarter, which reflects higher net sales in the truck segment that were more than offset by lower net sales in the engine and parts segments. In the year-ago second quarter, Navistar reported sales and revenues of $3.4 billion and net income of $74 million, or $0.93 per diluted share. Adjusted to exclude engineering integration costs and charges for pre-existing warranties, the company reported income of $102 million, or $1.30 diluted earnings per share.

For the six months ended April 30, 2012, Navistar reported a loss of $325 million, equal to $4.69 per diluted share. After adjustments to exclude the impact of the items previously discussed above, Navistar’s loss for the first half of 2012 is $201 million, equal to $2.90 per diluted share.

Truck — For the second quarter 2012, the truck segment recorded a loss of $89 million, compared with a year-ago second quarter profit of $92 million. Results included unfavorable shifts in military product mix reflective of lower military budgets, industry-wide higher commodity and fuel costs, an asset impairment charge of $28 million relating to the company’s decision to idle its Workhorse Custom Chassis business, and a charge for $24 million for certain extended warranty costs.

The segment sales increased 4 percent due to increased volumes in traditional markets and strong volume in South America. Traditional and worldwide chargeouts were up, partially offset by lower military sales and shifts in military product mix.

Engine — For the second quarter 2012, the engine segment recorded a loss of $108 million, compared with a year-ago second quarter profit of $2 million. Segment sales decreased by 6 percent due to lower sales volumes in South America and a pre-buy of pre-Euro V emissions engines in prior quarters. The segment results include $78 million in pre-existing warranty costs primarily for 2010 emission standard engines.

The engine segment also announced it received government approval for its engine joint venture with Chinese company Anhui Jianghuai Automobile Co (JAC).

Parts — For the second quarter 2012, the parts segment recorded $41 million in profit, compared with a year-ago second quarter profit of $74 million. The decrease in profitability year-over-year is driven by a decrease in military sales, a shift in military order mix and an asset impairment charge of $10 million for Uptime Parts related to the Workhorse Custom Chassis business.

Financial Services — For the second quarter 2012, the financial services segment recorded $26 million in profit, compared with a year-ago second quarter profit of $40 million. Earnings from the company’s financial services segment will continue to slowly decline as its U.S. retail loan portfolio liquidates, reflecting the U.S. retail financing now provided by GE Capital.

MANAGEMENT CHANGES

Troy Clarke assumes the newly created position of president, Truck and Engine, accountable for all Navistar operations. In his current role as president of Navistar Asia Pacific, Clarke led the development of joint ventures in China and India, and worked across regions to execute Navistar’s global growth strategy. He joined Navistar in January 2010 after a 35-year tenure at General Motors where he held numerous leadership positions, including group president of GM North America, president of GM Asia Pacific, president and managing director of GM Mexico, and vice president of manufacturing and labor relations.

Jack Allen is expanding his role as president of North America Truck to now include the Parts business. He will leverage the natural integration between Truck and Parts as well as his previous experience as Parts president. Allen is a 30-year Navistar veteran and was Engine president from 2004 – 2008, where he led major initiatives including the acquisition of Brazilian engine producer MWM Motores Diesel Ltd.

Eric Tech is expanding his role from Engine president to become president of Global Truck and Engine, responsible for all of our business operations outside of North America. Tech joined Navistar six years ago from Ford Motor Company, and he has been instrumental in creating Navistar’s Pure Power Technology business.

About Navistar

Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial and military trucks, MaxxForce® brand diesel engines, IC Bus™ brand school and commercial buses, Monaco® RV brands of recreational vehicles, and Workhorse® brand chassis for motor homes and step vans. It also is a private-label designer and manufacturer of diesel engines for the pickup truck, van and SUV markets. The company also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com/newsroom.

Forward-Looking Statement

Information provided and statements contained in this report that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and the company assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2011 and quarterly reports for fiscal 2012. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Navistar International Corporation and Subsidiaries

Consolidated Statements of Operations

(Unaudited)

	Three Months Ended		Six Months Ended
	April 30,		April 30,
(in millions, except per share data)	2012	2011	2012	2011
Sales and revenues
Sales of manufactured products, net	$3,255	$3,298	$6,263	$5,991
Finance revenues	43	57	87	107

Sales and revenues, net	3,298	3,355	6,350	6,098

Costs and expenses
Costs of products sold	2,944	2,701	5,642	4,900
Restructuring charges	20	2	20	24
Impairment of intangible assets	38	—	38	—
Selling, general and administrative expenses	378	354	740	672
Engineering and product development costs	134	137	271	266
Interest expense	62	62	123	125
Other expense (income), net	13	(10)	21	(21)

Total costs and expenses	3,589	3,246	6,855	5,966
Equity in loss of non-consolidated affiliates	(4)	(16)	(11)	(33)

Income (loss) before income taxes	(295)	93	(516)	99
Income tax benefit (expense)	133	(5)	214	(5)

Net income (loss)	(162)	88	(302)	94
Less: Net income attributable to non-controlling interests	10	14	23	26

Net income (loss) attributable to Navistar International Corporation	$(172)	$74	$(325)	$68

Earnings (loss) per share attributable to Navistar International Corporation:
Basic	$(2.50)	$1.01	$(4.69)	$0.93
Diluted	(2.50)	0.93	(4.69)	0.87
Weighted average shares outstanding:
Basic	68.7	73.0	69.3	72.8
Diluted	68.7	78.6	69.3	77.3

Navistar International Corporation and Subsidiaries

Consolidated Balance Sheets

	April 30,	October 31,
	2012	2011
(in millions, except per share data)	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$400	$539
Restricted cash	—	100
Marketable securities	337	718
Trade and other receivables, net	845	1,219
Finance receivables, net	2,066	2,198
Inventories	1,948	1,714
Deferred taxes, net	479	474
Other current assets	303	273

Total current assets	6,378	7,235
Restricted cash	145	227
Trade and other receivables, net	114	122
Finance receivables, net	574	715
Investments in non-consolidated affiliates	58	60
Property and equipment (net of accumulated depreciation and amortization of $2,159 and $2,056, at the respective dates)	1,690	1,570
Goodwill	295	319
Intangible assets (net of accumulated amortization of $97 and $99, at the respective dates)	178	234
Deferred taxes, net	1,759	1,583
Other noncurrent assets	193	226

Total assets	$11,384	$12,291

LIABILITIES and STOCKHOLDERS’ EQUITY (DEFICIT)
Liabilities
Current liabilities
Notes payable and current maturities of long-term debt	$1,509	$1,379
Accounts payable	1,927	2,122
Other current liabilities	1,284	1,297

Total current liabilities	4,720	4,798
Long-term debt	2,988	3,477
Postretirement benefits liabilities	3,095	3,210
Deferred taxes, net	59	59
Other noncurrent liabilities	929	719

Total liabilities	11,791	12,263
Redeemable equity securities	5	5
Stockholders’ equity (deficit)
Series D convertible junior preference stock	3	3
Common stock ($0.10 par value per share, 220.0 shares authorized, and 75.4 shares issued, at both dates)	8	7
Additional paid in capital	2,272	2,253
Accumulated deficit	(480)	(155)
Accumulated other comprehensive loss	(1,982)	(1,944)
Common stock held in treasury, at cost (6.8 and 4.9 shares, at the respective dates)	(276)	(191)

Total stockholders’ deficit attributable to Navistar International Corporation	(455)	(27)
Stockholders’ equity attributable to non-controlling interests	43	50

Total stockholders’ equity (deficit)	(412)	23

Total liabilities and stockholders’ equity (deficit)	$11,384	$12,291

Navistar International Corporation and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	xxxxx	xxxxx
	Six Months Ended
	April 30,
(in millions)	2012	2011
Cash flows from operating activities
Net income (loss)	$(302)	$94
Adjustments to reconcile net income (loss) to cash provided by operating activities:
Depreciation and amortization	136	143
Depreciation of equipment leased to others	24	18
Deferred taxes, including change in valuation allowance	(203)	(5)
Impairment of intangible assets	38	—
Amortization of debt issuance costs and discount	19	22
Stock-based compensation	14	31
Equity in loss of non-consolidated affiliates, net of dividends	15	35
Write-off of debt issuance cost and discount	8	—
Other non-cash operating activities	2	5
Changes in other assets and liabilities, exclusive of the effects of businesses acquired and disposed	298	(117)

Net cash provided by operating activities	49	226

Cash flows from investing activities
Purchases of marketable securities	(563)	(721)
Sales or maturities of marketable securities	944	569
Net change in restricted cash and cash equivalents	182	(8)
Capital expenditures	(176)	(185)
Purchase of equipment leased to others	(28)	(23)
Proceeds from sales of property and equipment	6	23
Investments in non-consolidated affiliates	(17)	(27)
Proceeds from sales of affiliates	1	6
Business acquisitions, net of cash received	(10)	(1)
Acquisition of intangibles	(14)	(7)

Net cash provided by (used in) investing activities	325	(374)

Cash flows from financing activities
Proceeds from issuance of securitized debt	281	348
Principal payments on securitized debt	(666)	(334)
Proceeds from issuance of non-securitized debt	555	61
Principal payments on non-securitized debt	(537)	(64)
Net increase (decrease) in notes and debt outstanding under revolving credit facilities	2	(12)
Principal payments under financing arrangements and capital lease obligations	(20)	(48)
Debt issuance costs	(15)	(5)
Purchase of treasury stock	(75)	—
Proceeds from exercise of stock options	2	28
Dividends paid by subsidiaries to non-controlling interest	(34)	(32)
Other financing activities	(3)	—

Net cash used in financing activities	(510)	(58)

Effect of exchange rate changes on cash and cash equivalents	(3)	11

Decrease in cash and cash equivalents	(139)	(195)
Cash and cash equivalents at beginning of the period	539	585

Cash and cash equivalents at end of the period	$400	$390

Navistar International Corporation and Subsidiaries

Segment Reporting

(Unaudited)

We define segment profit (loss) as net income (loss) attributable to Navistar International Corporation excluding income tax benefit (expense). Our results from interim periods are not necessarily indicative of results for a full year. Selected financial information is as follows:

	xxxxxxxxx	xxxxxxxxx	xxxxxxxxx	xxxxxxxxx	xxxxxxxxx	xxxxxxxxx
					Corporate
				Financial	and
(in millions)	Truck (A)	Engine	Parts (A)	Services(B)	Eliminations	Total
Three Months Ended April 30, 2012
External sales and revenues, net	$2,353	$440	$462	$43	$—	$3,298
Intersegment sales and revenues	2	454	34	24	(514)	—

Total sales and revenues, net	$2,355	$894	$496	$67	$(514)	$3,298

Net income (loss) attributable to NIC	$(89)	$(108)	$41	$26	$(42)	$(172)
Income tax benefit	—	—	—	—	133	133

Segment profit (loss)	$(89)	$(108)	$41	$26	$(175)	$(305)

Depreciation and amortization	$35	$30	$4	$8	$5	$82
Interest expense	—	—	—	22	40	62
Equity in income (loss) of non-consolidated affiliates	(6)	—	2	—	—	(4)
Capital expenditures(C)	16	36	5	1	15	73

Three Months Ended April 30, 2011
External sales and revenues, net	$2,262	$524	$512	$57	$—	$3,355
Intersegment sales and revenues	9	431	50	26	(516)	—

Total sales and revenues, net	$2,271	$955	$562	$83	$(516)	$3,355

Net income (loss) attributable to NIC	$92	$2	$74	$40	$(134)	$74
Income tax expense	—	—	—	—	(5)	(5)

Segment profit (loss)	$92	$2	$74	$40	$(129)	$79

Depreciation and amortization	$38	$30	$3	$6	$4	$81
Interest expense	—	—	—	26	36	62
Equity in income (loss) of non-consolidated affiliates	(17)	(2)	3	—	—	(16)
Capital expenditures(C)	22	52	3	—	13	90

Six Months Ended April 30, 2012
External sales and revenues, net	$4,507	$860	$896	$87	$—	$6,350
Intersegment sales and revenues	13	893	69	48	(1,023)	—

Total sales and revenues, net	$4,520	$1,753	$965	$135	$(1,023)	$6,350

Net income (loss) attributable to NIC	$(130)	$(228)	$91	$53	$(111)	$(325)
Income tax expense	—	—	—	—	214	214

Segment profit (loss)	$(130)	$(228)	$91	$53	$(325)	$(539)

Depreciation and amortization	$69	$59	$6	$16	$10	$160
Interest expense	—	—	—	47	76	123
Equity in income (loss) of non-consolidated affiliates	(15)	1	3	—	—	(11)
Capital expenditures(C)	32	76	12	2	54	176

	xxxxxxxxx	xxxxxxxxx	xxxxxxxxx	xxxxxxxxx	xxxxxxxxx	xxxxxxxxx
					Corporate
				Financial	and
	Truck (A)	Engine	Parts (A)	Services(B)	Eliminations	Total
Six Months Ended April 30, 2011
External sales and revenues, net	$4,053	$980	$958	$107	$—	$6,098
Intersegment sales and revenues	18	758	99	49	(924)	—

Total sales and revenues, net	$4,071	$1,738	$1,057	$156	$(924)	$6,098

Net income (loss) attributable to NIC	$124	$(6)	$130	$72	$(252)	$68
Income tax expense	—	—	—	—	(5)	(5)

Segment profit (loss)	$124	$(6)	$130	$72	$(247)	$73

Depreciation and amortization	$75	$59	$5	$13	$9	$161
Interest expense	—	—	—	56	69	125
Equity in income (loss) of non-consolidated affiliates	(35)	(2)	4	—	—	(33)
Capital expenditures(C)	38	84	4	—	59	185

As of April 30, 2012
Segment assets	$2,685	$1,823	$698	$3,043	$3,135	$11,384
As of October 31, 2011
Segment assets	2,771	1,849	700	3,580	3,391	12,291

(A)	See Note 2, Restructurings and Impairments, for further discussion.
(B)	Total sales and revenues in the Financial Services segment include interest revenues of $66 million and $133 million for the three and six months ended April 30, 2012, respectively, and $82 million and $153 million for the three and six months ended April 30, 2011, respectively.
(C)	Exclusive of purchases of equipment leased to others.

SEC Regulation G Non-GAAP Reconciliation

The financial measures presented below of adjusted income (loss) and adjusted diluted earnings(loss) per share attributable to Navistar International Corporation, manufacturing segment profit (loss), and adjusted manufacturing segment profit (loss) are unaudited and not in accordance with, or an alternative for, financial measures presented in accordance with U.S. generally accepted accounting principles (GAAP). The non-GAAP financial information presented herein should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

We believe manufacturing segment profit (loss), which includes the segment profits(losses) of our Truck, Engine, and Parts reporting segments, provides meaningful information of our core manufacturing business and therefore we use it to supplement our GAAP reporting by identifying items that may not be related to the core manufacturing business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the below reconciliation, and to provide an additional measure of performance.

In addition, we believe that adjusted income (loss) and adjusted diluted earnings (loss) per share attributable to Navistar International Corporation and manufacturing segment profit (loss) excluding certain items, which are not considered to be part of our ongoing business, improves the comparability of year to year results and is representative of our underlying performance. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations below, and to provide an additional measure of performance.

Adjusted net income (loss) and diluted earnings (loss) per share attributable to Navistar International Corporation reconciliation:

	Three Months Ended		Six Months Ended
	April 30,		April 30,
(in millions, except per share data)	2012	2011	2012	2011
Income (loss) attributable to Navistar International Corporation	$(172)	$74	$(325)	$68
Plus:
Engineering integration costs, net of tax(A)	31	4	39	23
Restructuring of North American manufacturing operations, net of tax(B)	37	—	37	—
Adjustments to pre-existing warranties, net of tax(C)	138	24	219	32
Charges for non-conformance penalties, net of tax(D)	10	—	10	—
Less:
Net impact of income tax valuation allowance release(E)	181	—	181	—

Adjusted net income (loss) attributable to Navistar International Corporation	$(137)	$102	$(2.01)	$123

Diluted earnings (loss) per share attributable to Navistar International Corporation	$(2.50)	$0.93	$(4.69)	$0.87
Effect of adjustments on diluted earnings (loss) per share attributable to Navistar International Corporation	0.51	0.37	1.79	0.72

Adjusted diluted earnings (loss) per share attributable to Navistar International Corporation	$(1.99)	$1.30	$(2.90)	$1.59

Diluted weighted shares outstanding	68.7	78.6	69.3	77.3

Manufacturing segment profit (loss) and adjusted manufacturing segment profit reconciliation:

	xxxxxxx	xxxxxxx	xxxxxxx	xxxxxxx
	Three Months Ended		Six Months Ended
	April 30,		April 30,
(in millions)	2012	2011	2012	2011
Net income (loss) attributable to Navistar International Corporation	$(172)	$74	$(325)	$68
Less:
Financial services segment profit	26	40	53	72
Corporate and eliminations	(175)	(129)	(325)	(247)
Income tax benefit (expense)	133	(5)	214	(5)

Manufacturing segment profit (loss)	$(156)	$168	$(267)	$248
Plus:
Engineering integration costs(A)	11	3	19	21
Restructuring of North American manufacturing operations(B)	38	—	38	—
Adjustments to pre-existing warranties(C)	104	27	227	36
Charges for non-conformance penalties(D)	10	—	10	—

Adjusted manufacturing segment profit	$7	$198	$27	$305

Revised 2012 Guidance

Adjusted net income and diluted earnings per share attributable to Navistar International Corporation reconciliation:

($ in millions, except per share data)	Lower	Upper
Net income attributable to Navistar International Corporation	$(200)	$(60)
Plus:
Engineering integration costs, net of tax(A)	87	87
Restructuring of North American manufacturing operations, net of tax(B)	37	37
Adjustments to pre-existing warranties, net of tax(C)	219	219
Charges for non-conformance penalties, net of tax(D)	39	39
Less:
Net impact of valuation allowance release(E)	181	181

Adjusted net income attributable to Navistar International Corporation	$—	$140

Diluted earnings per share attributable to Navistar International Corporation	$(2.85)	$(0.85)
Effect of adjustments on diluted earnings per share attributable to Navistar International Corporation	2.85	2.85

Adjusted diluted earnings per share attributable to Navistar International Corporation	$—	$2.00

Approximate diluted average weighted shares outstanding	69.8	69.8

Revised 2012 Guidance

Manufacturing segment profit and adjusted manufacturing segment profit reconciliation:

($ in millions)	Lower	Upper
Net income attributable to Navistar International Corporation	$(200)	$(60)
Less: Financial services segment profit, Corporate and eliminations, and income taxes	(430)	(440)

Manufacturing segment profit	230	380
Plus:
Engineering integration costs(A)	65	65
Restructuring of North American manufacturing operations(B)	38	38
Adjustments to pre-existing warranties (C)	227	227
Charges for non-conformance penalties(D)	40	40

Adjusted manufacturing segment profit	$600	$750

(A)	Engineering integration costs relate to the consolidation of our truck and engine engineering operations, as well as the relocation of our world headquarters. For the three months ended April 30, 2012, the charges included restructuring charges of $20 million and other related costs of $9 million. The tax impact of the second quarter adjustments was income tax expense of $2 million. For the six months ended April 30, 2012, the charges included restructuring charges of $20 million and other related costs of $21 million. The tax impact of the first half adjustments was income tax benefit of $2 million. For the three and six months ended April 30, 2011, the charges included restructuring charges of $1 million and $19 million, respectively, and other related costs of $5 million and $7 million, respectively. For the three and six months ended April 30, 2011, the tax impact of the adjustments was income tax benefits of $2 million and $3 million, respectively. Our manufacturing operations, primarily our Truck segment, recognized charges of $11 million and $19 million relating to these actions in the three and six months ended April 30, 2012, respectively, compared to $3 million and $21 million in the three and six months ended April 30, 2011, respectively. For more information, see Note 2, Restructurings and Impairments, to the accompanying consolidated financial statements.
(B)	Restructuring of North American manufacturing operations are charges primarily related to our ongoing restructuring plans related to our plans to close our Chatham, Ontario heavy truck plant and WCC chassis plant in Union City, Indiana, and to significantly scale back operations at our Monaco recreational vehicle headquarters and motor coach manufacturing plant in Coburg, Oregon. In the three and six months ended April 30, 2012, the charges included impairments of certain intangible assets of $38 million. The tax impact of the adjustments was an income tax benefit of $1 million. The Truck and Parts segments recognized charges of $28 million and $10 million, respectively. For more information, see Note 2, Restructurings and Impairments, to the accompanying consolidated financial statements.
(C)	During the three and six months ended April 30, 2012, the Company incurred charges of $104 million and $227 million, respectively, for adjustments to pre-existing warranties. For the three and six months ended April 30, 2012, the tax impact of the adjustments was income tax expense of $34 million and income tax benefit of $8 million, respectively. During the three and six months ended April 30, 2011, the Company incurred charges of $27 million and $36 million, respectively. For the three and six months ended April 30, 2011, the tax impact of the adjustments was income tax benefits of $3 million and $4 million, respectively. For more information, see Note 1, Summary of Significant Accounting Policies, to the accompanying consolidated financial statements.
(D)	In the three months ended April 30, 2012, the Company recorded charges totaling $10 million for NCPs for certain 13L engine sales that did not comply with emission standards, recognized in the Engine segment. The adjustment did not have a material impact on income taxes. For more information, see Note 12, Commitments and Contingencies, to the accompanying consolidated financial statements.
(E)	In the three months ended April 30, 2012, we recognized an income tax benefit of $181 million from the release of a significant portion of our income tax valuation allowance on our Canadian deferred tax assets. For more information, see Note 9, Income Taxes, to the accompanying consolidated financial statements.

The above charges, A through D, have been adjusted to reflect the impact of income taxes which are calculated based on the respective periods estimated annual effective tax rate. The income tax impact of the second quarter adjustments reflects the impact of a change in the quarter to the Company’s estimated annual effective tax rate. The change is the result of updates to the forecasted earnings and the jurisdictional mix. The tax impact of the adjustments may be adjusted for future changes in the estimated annual effective tax rate.